Exhibit 99.6
FOR IMMEDIATE RELEASE

Medical Care Technologies Inc. Secures Financing

LONDON, ENGLAND – January 13, 2010 – Medical Care Technologies Inc. (OTCBB: MDCE) announces that it has completed a non-brokered private placement of 500,000 units at a price of US$0.20 per unit for total proceeds of US$100,000.

Each unit purchased is of one share of common stock, and one Series A Warrant.  Each Series A Warrant is convertible into one share of common stock upon payment of $0.15 each.  Each Series A Warrant is non-transferable. The Series A Warrants are exercisable for a period of 24 months from January 15, 2010.

“The funds raised from this placement shall be used for MDCE’s first Telehealth Care Center which will act as our flagship clinic in China, that will educate and treat patients via the Tele-Health™ Suite,” states Ning  Wu, President of MDCE.

The units were sold pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 in that the transaction took place outside the United States of America and the purchaser was a non-US person as defined in Regulation S. The securities that comprise the units are “restricted securities” as that term is defined in Rule 144 of the Securities Act of 1933.

About Medical Care Technologies Inc.

Medical Care Technologies Inc. (www.medicaretech.com) is traded under the symbol MDCE on the OTCBB and is based in London, England.  The Company is in the process of moving its portfolio of oil resources into medical care technologies.  The products/services that the company hopes to acquire are intended will constitute a healthcare delivery and wellness site; dedicated to helping Asian consumers live healthier, more balanced lives.  MDCE is planning to provide advanced connectivity, internationally standardized and secure business, technology and information systems to assist the Asian health industry - physicians, pharmacists, medical institutions, consumers – access medical resources, health services, education, wellness and pharmaceutical products throughout Asia. MDCE is planning to distribute and provide services at a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Nutriceuticals. Further information on the Company can be found at www.sec.gov and the company’s website at www.medicaretech.com

Safe Harbor Statement
All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: MDCE’s products, services, capabilities, performance, opportunities, development and business outlook, guidance on our future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; and other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing MDCE’s products and services, ability to deploy MDCE’s services and products, market acceptance of our products and services; operational difficulties relating to combining acquired companies and businesses; our ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and healthcare and pharmaceutical industries, and our ability to attract and retain qualified personnel. Other risks and uncertainties may include, but are not limited to: lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the global economy, and compliance with federal and state regulatory requirement.  Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.  There can be no assurance that the acquisition of GUC’s assets will close.  MDCE must issue 57,300,000 shares of its common stock to GUC, or GUC’s designees in order to close the acquisition. Accounting for the anticipates cancelation of 57,300,000 shares by Patricia Traczykowski, MDCE will have 98,900,000 shares of it common stock issued and outstanding upon the closing of the acquisition.

For Further Information:
Ezra Smith
C. Jones Consulting, Inc.
Tel: (727) 771-9500
Fax: (727) 771-9545
Email: cjones@cjonesconsulting.com
Web: www.cjonesconsulting.com